As filed with the Securities and Exchange Commission on June 27, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIPATH IMAGING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	56-1995728 (I.R.S. Employer Identification No.)

780 Plantation Drive
Burlington, North Carolina 27215
(Address of Principal Executive Offices)

AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

PAUL R. SOHMER, M.D.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
TriPath Imaging, Inc.
780 Plantation Drive
Burlington, North Carolina 27215
(336) 222-9707
(Name, Address and Telephone Number of Agent for Service)

with copies to:

STEVEN N. FARBER, ESQ.
JAMES T. BARRETT, ESQ.
Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199
(617) 239-0100

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Securities	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
To Be Registered	Registered(1)(2)	Share(3)	Price(3)	Registration Fee

Common Stock, $0.01 par value	1,725,000	$3.78	$6,520,500	$599.89

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Common Stock.

(2)	This Registration Statement registers an additional 1,725,000 shares issuable under our Amended and Restated 1996 Equity Incentive Plan (the “Plan”). We have previously registered an aggregate of 5,482,618 shares issuable under the Plan (Registration Statement No. 333-41465 and Registration Statement No. 333-88611).

(3)	Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1) and based upon the average of the high and low sale prices on June 20, 2002 as reported by the Nasdaq National Market.

STATEMENT REGARDING INCORPORATION BY REFERENCE
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
OPINION OF PALMER & DODGE LLP
CONSENT OF ERNST & YOUNG LLP

STATEMENT REGARDING INCORPORATION BY REFERENCE
FROM EFFECTIVE REGISTRATION STATEMENT

     Pursuant to Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 4, 1997 (File No. 333-41465) relating to the registration of 2,086,325 shares of the Registrant’s Common Stock, $0.01 par value per share (the “Common Stock”) and the Registrant’s Registration Statement on Form S-8 filed with the Commission on October 7, 1999 (File No. 333-88611) relating to the registration of 3,396,293 shares of Common Stock under the Registrant’s Amended and Restated 1996 Equity Incentive Plan (the “Plan”) are incorporated by reference in their entirety in this Registration Statement, except as to items set forth below. This Registration Statement provides for the registration of an additional 1,725,000 shares of Common Stock to be issued under the Plan.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, North Carolina, on this 27th day of June, 2002.

TRIPATH IMAGING, INC.

By:	/s/ Paul R. Sohmer Paul R. Sohmer, M.D. President and Chief Executive Officer

POWER OF ATTORNEY

     We, the undersigned officers and directors of TriPath Imaging, Inc., hereby severally constitute and appoint Paul R. Sohmer and James T. Barrett, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul R. Sohmer Paul R. Sohmer, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2002

/s/ Stephen P. Hall Stephen P. Hall	Senior Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2002

/s/ Thomas A. Bonfiglio Thomas A. Bonfiglio	Director	June 27, 2002

/s/ Haywood D. Cochrane, Jr. Haywood D. Cochrane, Jr.	Director	June 27, 2002

/s/ Robert E. Curry Robert E. Curry	Director	June 27, 2002

/s/ Robert L. Sullivan Robert L. Sullivan	Director	June 27, 2002

/s/ David A. Thompson David A. Thompson	Director	June 27, 2002

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No. 0-22885) and incorporated herein by reference.

4.2	Amended and Restated By-laws of the Registrant. Filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No. 0-22885) and incorporated herein by reference.

5.1	Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of Ernst & Young LLP, independent auditors. Filed herewith.

23.2	Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP, filed as Exhibit 5.1 herewith).

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).